Exhibit 99.1

For Immediate Release	Contact: Jim Todd (CFO)
Landstar System, Inc.
www.landstar.com
January 31, 2024	904-398-9400

LANDSTAR SYSTEM REPORTS

FOURTH QUARTER REVENUE OF $1.204B AND

EARNINGS PER SHARE OF $1.62

Jacksonville, FL - Landstar System, Inc. (NASDAQ: LSTR) (“Landstar” or the “Company”) reported basic and diluted earnings per share (“EPS”) of $1.62 in the 2023 thirteen-week fourth quarter on revenue of $1.204 billion. Landstar reported EPS of $2.60 on revenue of $1.675 billion in the 2022 fourteen-week fourth quarter.

The Company’s fiscal year ends each year on the last Saturday in December. As such, the Company’s 2022 fourth quarter ended on December 31st and included fourteen weeks of operations, whereas the 2023 fourth quarter ended on December 30th and included thirteen weeks of operations. We estimate the extra week in 2022 contributed revenue of approximately $65 million.

Gross profit in the 2023 fourth quarter was $124.6 million and variable contribution (defined as revenue less the cost of purchased transportation and commissions to agents) in the 2023 fourth quarter was $178.1 million. Gross profit in the 2022 fourth quarter was $180.0 million and variable contribution in the 2022 fourth quarter was $234.0 million. Reconciliations of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2023 and 2022 fourth quarters and full fiscal years are provided in the Company’s accompanying financial disclosures.

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Trailing twelve month return on average shareholders’ equity was 27% and return on invested capital, representing net income divided by the sum of average equity plus average debt, was 25%. The Company is currently authorized to purchase up to 3,000,000 shares of the Company’s common stock under its previously announced share purchase programs. Landstar announced today that its Board of Directors has declared a quarterly dividend of $0.33 per share payable on March 8, 2024, to stockholders of record as of the close of business on February 12, 2024. It is currently the intention of the Board to pay dividends on a quarterly basis going forward.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2023 fourth quarter was $1,085.1 million, or 90% of revenue, compared to $1,533.6 million, or 92% of revenue, in the 2022 fourth quarter. Truckload transportation revenue hauled via van equipment in the 2023 fourth quarter was $618.6 million, compared to $869.8 million in the 2022 fourth quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2023 fourth quarter was $339.9 million, compared to $423.4 million in the 2022 fourth quarter. Revenue from other truck transportation, which is largely related to power-only services, in the 2023 fourth quarter was $99.7 million, compared to $204.0 million in the 2022 fourth quarter. Revenue hauled by rail, air and ocean cargo carriers was $88.6 million, or 7% of revenue, in the 2023 fourth quarter, compared to $115.1 million, or 7% of revenue, in the 2022 fourth quarter.

“As expected, the soft macro-freight environment experienced throughout 2023 continued through the 2023 fourth quarter. The soft macro-freight environment, along with the additional operating week in the 2022 fourth quarter, made for challenging 2023 fourth quarter to 2022 fourth quarter comparisons,” said Landstar President and Chief Executive Officer Jim Gattoni. “The continuation of soft demand, driven by continued weakness in the U.S. manufacturing sector and a weaker than typical peak season, plus the continuation of a loose truck capacity market drove Landstar’s truck revenue per load and volumes in the 2023 fourth quarter below prior year levels. The number of loads hauled via truck declined 22% as compared to the 2022 fourth quarter, at the low end of the Company’s guidance included as part of the Company’s 2023 third quarter earnings release on October 25, 2023, while truck revenue per load declined 10% as compared to the 2022 fourth quarter, below the low end of the Company’s previously issued guidance.”

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Gattoni continued, “Landstar’s financial performance in 2023, coming off back-to-back record setting years in 2022 and 2021 was admirable, considering the very difficult freight transportation backdrop. The Company’s performance during the downcycle in freight markets experienced in 2023 speaks to the strength and resiliency of the Landstar network and the power of our unique agent and capacity network. The Company’s balance sheet continues to be very strong, with cash and short term investments of approximately $541 million as of December 30, 2023. Cash flow from operations was $394 million during fiscal year 2023. The Company is well positioned to capitalize when freight market fundamentals improve.”

Gattoni further commented, “Typically, revenue in the first quarter is expected to be lower than the revenue of the immediately preceding fourth quarter. Through the first several weeks of January, the number of loads hauled via truck and truck revenue per load have each trended reasonably in-line with historical, pre-pandemic end of fourth quarter to the beginning of first quarter sequential patterns. Assuming a continuation of these recent trends, I expect revenue per load on loads hauled via truck to be in a range of 8% to 10% below the 2023 first quarter and the number of loads hauled via truck to be in a range of 14% to 16% below the 2023 first quarter. As such, I anticipate revenue for the 2024 first quarter to be in a range of $1.10 billion to $1.15 billion.”

Gattoni concluded, “Based on the range of revenue estimated for the 2024 first quarter, I would anticipate EPS to be in a range of $1.25 to $1.35. The anticipated range of EPS for the 2024 first quarter includes estimated insurance and claims costs of approximately 5.5% of BCO revenue. These costs were 5.7% of BCO revenue during fiscal year 2023. The anticipated range of EPS for the 2024 first quarter also reflects an estimated effective income tax rate of 24.5%.”

Landstar will provide a live webcast of its quarterly earnings conference call tomorrow morning at 8:00 a.m. ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Fourth Quarter 2023 Earnings Release Conference Call.”

LANDSTAR SYSTEM/4

About Landstar:

Landstar System, Inc., a Fortune 500 company, is a technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

Non-GAAP Financial Measures:

In this earnings release and accompanying financial disclosures, the Company provides the following information that may be deemed a non-GAAP financial measure: variable contribution and variable contribution margin. The Company believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. The Company also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such

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statements are by nature subject to uncertainties and risks, including but not limited to: the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s largest such agent by revenue in the 2023 fiscal year; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; U.S. trade relationships; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; intellectual property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2022 fiscal year, described in Item 1A Risk Factors, Landstar’s Form 10-Q for the 2023 first and third fiscal quarters, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Fiscal Years Ended		Fiscal Quarters Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Revenue	$5,303,322	$7,436,562	$1,204,445	$1,674,767
Investment income	10,141	3,162	3,267	1,139
Costs and expenses:
Purchased transportation	4,068,262	5,804,017	927,028	1,291,676
Commissions to agents	462,668	614,865	99,271	149,106
Other operating costs, net of gains on asset sales/dispositions	54,191	45,192	13,193	10,314
Insurance and claims	114,241	125,835	27,270	29,570
Selling, general and administrative	211,799	221,279	52,728	56,080
Depreciation and amortization	58,153	57,453	13,655	14,826

Total costs and expenses	4,969,314	6,868,641	1,133,145	1,551,572

Operating income	344,149	571,083	74,567	124,334
Interest and debt (income) expense	(3,946)	3,620	(1,867)	345

Income before income taxes	348,095	567,463	76,434	123,989
Income taxes	83,701	136,549	18,447	30,687

Net income	$264,394	$430,914	$57,987	$93,302

Basic and diluted earnings per share	$7.36	$11.76	$1.62	$2.60

Average basic and diluted shares outstanding	35,920,000	36,633,000	35,804,000	35,930,000

Dividends per common share	$3.26	$3.10	$2.33	$2.30

LANDSTAR SYSTEM/7

Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	December 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$481,043	$339,581
Short-term investments	59,661	53,955
Trade accounts receivable, less allowance of $11,738 and $12,121	743,762	967,793
Other receivables, including advances to independent contractors, less allowance of $14,010 and $10,579	43,339	56,235
Other current assets	24,936	21,826

Total current assets	1,352,741	1,439,390

Operating property, less accumulated depreciation and amortization of $436,682 and $393,274	284,300	314,990
Goodwill	42,275	41,220
Other assets	122,530	136,279

Total assets	$1,801,846	$1,931,879

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$61,541	$92,953
Accounts payable	395,980	527,372
Current maturities of long-term debt	27,876	36,175
Insurance claims	41,825	50,836
Dividends payable	71,433	71,854
Other current liabilities	76,569	98,945

Total current liabilities	675,224	878,135

Long-term debt, excluding current maturities	43,264	67,225
Insurance claims	58,922	58,268
Deferred income taxes and other non-current liabilities	40,513	41,030
Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,497,324 and 68,382,310	685	684
Additional paid-in capital	254,642	258,487
Retained earnings	2,783,645	2,635,960
Cost of 32,780,651 and 32,455,300 shares of common stock in treasury	(2,048,184)	(1,992,886)
Accumulated other comprehensive loss	(6,865)	(15,024)

Total shareholders’ equity	983,923	887,221

Total liabilities and shareholders’ equity	$1,801,846	$1,931,879

LANDSTAR SYSTEM/8

Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Fiscal Years Ended		Fiscal Quarters Ended
	December 30,	December 31,	December 30,	December 31,
	2023	2022	2023	2022
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$2,742,281	$3,892,085	$618,588	$869,788
Unsided/platform equipment	1,490,393	1,760,357	339,910	423,401
Less-than-truckload	117,683	142,438	26,913	36,444
Other truck transportation (1)	479,173	835,959	99,702	203,958

Total truck transportation	4,829,530	6,630,839	1,085,113	1,533,591
Rail intermodal	98,297	145,017	24,344	31,255
Ocean and air cargo carriers	266,638	558,986	64,280	83,830
Other (2)	108,857	101,720	30,708	26,091

	$5,303,322	$7,436,562	$1,204,445	$1,674,767

Revenue on loads hauled via BCO Independent Contractors (3) included in total truck transportation	$1,998,408	$2,636,036	$454,774	$592,264
Number of loads:
Truck transportation
Truckload:
Van equipment	1,259,578	1,496,247	292,711	365,984
Unsided/platform equipment	504,765	558,530	115,294	138,094
Less-than-truckload	175,650	191,233	41,070	48,493
Other truck transportation (1)	201,407	320,790	44,295	77,449

Total truck transportation	2,141,400	2,566,800	493,370	630,020
Rail intermodal	29,620	40,710	7,470	8,770
Ocean and air cargo carriers	32,820	41,850	7,440	7,440

	2,203,840	2,649,360	508,280	646,230

Loads hauled via BCO Independent Contractors (3) included in total truck transportation	898,610	1,027,480	209,350	250,230
Revenue per load:
Truck transportation
Truckload:
Van equipment	$2,177	$2,601	$2,113	$2,377
Unsided/platform equipment	2,953	3,152	2,948	3,066
Less-than-truckload	670	745	655	752
Other truck transportation (1)	2,379	2,606	2,251	2,633
Total truck transportation	2,255	2,583	2,199	2,434
Rail intermodal	3,319	3,562	3,259	3,564
Ocean and air cargo carriers	8,124	13,357	8,640	11,267
Revenue per load on loads hauled via BCO Independent Contractors (3)	$2,224	$2,566	$2,172	$2,367
Revenue by capacity type (as a % of total revenue):
Truck capacity providers:
BCO Independent Contractors (3)	38%	35%	38%	35%
Truck Brokerage Carriers	53%	54%	52%	56%
Rail intermodal	2%	2%	2%	2%
Ocean and air cargo carriers	5%	8%	5%	5%
Other	2%	1%	3%	2%

			December 30,	December 31,
			2023	2022
Truck Capacity Providers
BCO Independent Contractors (3)			9,024	10,393

Truck Brokerage Carriers:
Approved and active (4)			49,111	66,745
Other approved			27,524	30,999

			76,635	97,744

Total available truck capacity providers			85,659	108,137

Trucks provided by BCO Independent Contractors (3)			9,809	11,281

(1)

Includes power-only, expedited, straight truck, cargo van, and miscellaneous other truck transportation revenue generated by the transportation logistics segment. Power-only refers to shipments where the Company furnishes a power unit and an operator but not trailing equipment, which is typically provided by the shipper or consignee.

(2)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.
(3)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(4)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.

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Landstar System, Inc. and Subsidiary

Reconciliation of Gross Profit to Variable Contribution

(Dollars in thousands)

(Unaudited)

	Fiscal Years Ended		Fiscal Quarters Ended
	December 30,	December 31,	December 30,	December 31,
	2023	2022	2023	2022
Revenue	$5,303,322	$7,436,562	$1,204,445	$1,674,767
Costs of revenue:
Purchased transportation	4,068,262	5,804,017	927,028	1,291,676
Commissions to agents	462,668	614,865	99,271	149,106

Variable costs of revenue	4,530,930	6,418,882	1,026,299	1,440,782
Trailing equipment depreciation	31,319	36,653	7,079	8,893
Information technology costs (1)	25,486	19,834	5,695	5,966
Insurance-related costs (2)	116,069	127,605	27,585	28,784
Other operating costs	54,191	45,192	13,193	10,314

Other costs of revenue	227,065	229,284	53,552	53,957

Total costs of revenue	4,757,995	6,648,166	1,079,851	1,494,739

Gross profit	$545,327	$788,396	$124,594	$180,028

Gross profit margin	10.3%	10.6%	10.3%	10.7%
Plus: other costs of revenue	227,065	229,284	53,552	53,957

Variable contribution	$772,392	$1,017,680	$178,146	$233,985

Variable contribution margin	14.6%	13.7%	14.8%	14.0%

(1)

Includes costs of revenue incurred related to internally developed software including ASC 350-40 amortization, implementation costs, hosting costs and other support costs utilized to support the Company’s independent commission sales agents, third party capacity providers, and customers, included as a portion of depreciation and amortization and of selling, general and administrative in the Company’s Consolidated Statements of Income.

(2)

Primarily includes (i) insurance premiums paid for commercial auto liability, general liability, cargo and other lines of coverage related to the transportation of freight; (ii) the related cost of claims incurred under those programs; and (iii) brokerage commissions and other fees incurred relating to the administration of insurance programs available to BCO Independent Contractors that are reinsured by the Company, which are included in selling, general and administrative in the Company’s Consolidated Statements of Income.